                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 MICROTEST, INC.
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                (Name of Registrant as Specified In Its Charter)


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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

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2)  Aggregate number of securities to which transaction applies:

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3)  Per unit price or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)  Proposed maximum aggregate value of transaction:

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5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount previously paid:

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    2) Form Schedule or Registration No.

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    3) Filing party:

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    4) Date filed:

                                 MICROTEST, INC.
                             4747 North 22nd Street
                           Phoenix, Arizona 85016-4715

                           NOTICE AND PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 30, 2000

To our Shareholders:

         The 2000 Annual Meeting of Shareholders (the "Annual Meeting") of Microtest, Inc. (the "Company") will be held at 10:00 A.M., Arizona time, on Monday, May 30, 2000 at the Doubletree La Posada Resort, 4949 East Lincoln Drive, Paradise Valley, Arizona, for the following purposes:

1. To elect two class I directors to the Board of Directors to serve for a three-year term;

2. To vote to amend the Microtest, Inc. Long-term Incentive Plan by (i) increasing the number of shares by 600,000; (ii) authorizing non-employee director option grants under the Plan; and (iii) making other changes to update the Plan under current law.

3.       To transact such other business as may properly come before the Annual
         Meeting.

         Each outstanding share of the Company's common stock entitles the holder of record at the close of business on April 7, 2000 to vote at the Annual Meeting or any adjournment thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy. A copy of the Company's 1999 Annual Report to shareholders (which includes the Company's Form 10-K for the year ended December 31, 1999 and audited financial statements) is enclosed. Management cordially invites you to attend the Annual Meeting.

                                              By Order of the Board of Directors

                                              /s/William R. Crowell
                                              ----------------------------------
Phoenix, Arizona                                 William R. Crowell
April 10, 2000                                   Secretary


                                    IMPORTANT

SHAREHOLDERS ARE REQUESTED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY. A POSTAGE-PAID ENVELOPE IS PROVIDED FOR MAILING IN THE UNITED STATES.

                                 MICROTEST, INC.
                             4747 North 22nd Street
                           Phoenix, Arizona 85016-4715

                                 PROXY STATEMENT

         This Proxy Statement is furnished to the shareholders of Microtest, Inc. (the "Company") in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on May 30, 2000. THE ENCLOSED PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY. The proxy materials were mailed on or about April 14, 2000, to shareholders of record at the close of business on April 7, 2000.

         A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by either: (i) attending the Annual Meeting and voting in person; (ii) duly executing and delivering a proxy bearing a later date; or (iii) sending written notice of revocation to the Secretary of the Company at 4747 North 22nd Street, Phoenix, Arizona 85016.

         We will pay the costs of this solicitation. In addition, we may reimburse brokerage firms and others for forwarding solicitation material to beneficial owners of the outstanding common stock of the Company. In addition to the use of the mails, proxies may be solicited by certain of our directors and officers, personally or by telephone, without additional compensation.

                          VOTING SECURITIES OUTSTANDING

         Only holders of record of common stock at the close of business on April 7, 2000, will be entitled to vote at the Annual Meeting. As of March 20, 2000, there were 8,672,125 shares of common stock outstanding. Each share of common stock is entitled to one vote on all matters on which shareholders may vote. There is no cumulative voting in the election of directors.

         Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting and such inspector will determine whether or not a quorum is present. The inspector of elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

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
                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

         Our board of directors currently consists of six members. The present term of William C. Turner and Dianne C. Walker, who are Class I incumbent directors, will expire at the Annual Meeting. Both Mr. Turner and Ms. Walker have been nominated for re-election as Class I directors and, unless otherwise noted thereon, the shares represented by the enclosed proxy will be voted for the election of Mr. Turner and Ms. Walker. If either of them becomes unavailable for any reason, or if a vacancy should occur before election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person or persons as may be determined by the holders of such proxy. The nominees receiving the highest number of votes cast at the Annual Meeting will be elected. The directors elected will serve for three years and until their successors are duly elected and qualified.

BOARD OF DIRECTORS RECOMMENDATION

The board of directors with each respective director abstaining as to his nomination, unanimously recommends a vote "FOR" the election of Mr. Turner and Ms. Walker as directors.

                        APPROVAL OF AMENDED AND RESTATED
                    MICROTEST, INC. LONG-TERM INCENTIVE PLAN

                                (PROPOSAL NO. 2)

         Effective March 14, 1995, our board of directors approved the adoption of the Microtest, Inc. Long-Term Incentive Plan. We adopted the Long-Term Incentive Plan to encourage our employees, non-employee directors, and consultants to remain in our employment or service and to enhance our ability to attract new employees, non-employee directors, and consultants by providing an opportunity to have a vested interest in our success.

         Our board of directors has approved, and recommends that the stockholders approve, an amendment to the Long-Term Incentive Plan. The amendment to the Long-Term Incentive Plan would (i) increase the number of shares available under the Long-Term Incentive Plan from 600,000 to 1,200,000;
(ii) require that the Long-Term Incentive Plan's administrative committee members be non-employee, outside directors; and (iii) authorize both formula and discretionary non-employee director option grants under the Long-Term Incentive Plan. This feature is designed to replace the non-employee director option grant provisions of our 1998 Director Stock Plan, which will terminate, except for outstanding options, if the Plan amendments are approved.

VOTE REQUIRED; BOARD OF DIRECTORS RECOMMENDATION

         The proposal to amend the Long-Term Incentive Plan will be approved if a majority of the votes cast at the Annual Meeting are cast in its favor.

         The board of directors unanimously recommends a vote "FOR" approval of the amendment to the Long-Term Incentive Plan.

DESCRIPTION OF THE PLAN

         The Amended and Restated Long-Term Incentive Plan (the "Incentive Plan") is set forth in full as Appendix A to this proxy statement. The following description of the material features of the Plan is qualified in its entirety by reference to Appendix A.

         The Incentive Plan authorizes grants of Incentive Stock Options ("ISOs"), Non-Qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Performance Shares, and Restricted Stock to Non-Employee Directors, employees, and consultants or advisors of Microtest and our subsidiaries. Our board of directors believes that the Incentive Plan will promote the success and enhance the value of Microtest by linking the personal interests of participants to those of our stockholders and providing participants with an incentive for outstanding performance.

         Our board of directors administers the Incentive Plan, although the board may delegate some or all of its administrative duties to a committee appointed by the board. If the board appoints a committee, each member of the committee must qualify as both a non-employee director and an outside director under Section 16 of the Securities Exchange Act of 1934 and under Section 162(m) of the Internal Revenue Code. The board or committee has authority to administer, interpret and apply the Incentive Plan, and make final determinations under the Incentive Plan, which are binding on all participants. On April 3, 2000, the last reported sale price of our common stock on the NASDAQ Stock Market was $13.00 per share.

DESCRIPTION OF THE AVAILABLE AWARDS

Incentive Stock Options--

         An ISO is a stock option that satisfies the requirements specified in
Section 422 of the Internal Revenue Code (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a fair market value of more than $100,000 as of the date of grant. Certain other requirements must also be met.

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
         With respect to an ISO, an employee is not taxed for regular income tax purposes either at the time of the award or the time of exercise of the option. The difference between the exercise price and the fair market value of the stock at the time of exercise, however, constitutes income for alternative minimum tax purposes, assuming the stock is either transferable or is not subject to a substantial risk of forfeiture. Generally, the issuing corporation is not entitled to a deduction with respect to an ISO.

         If an employee holds the stock acquired upon exercise of the ISO for at least two (2) years from the date of the grant and at least one (1) year following the date of exercise, the difference between the amount paid for the stock and the subsequent sales price is treated as long-term capital gain or loss. If these holding period requirements are not satisfied, the employee is taxed, at ordinary income tax rates, on the difference between the exercise price and the fair market value of the stock as of the date of exercise and the issuer of the ISO is then entitled to a corresponding deduction.

Non-Qualified Stock Options--

         An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

         If a participant is granted an NQSO, the grant itself does not produce any taxable income for the participant, and the issuing corporation is not entitled to a deduction at that time. On the date the NQSO is exercised, the participant recognizes ordinary income in an amount equal to the difference between the fair market value of the underlying stock at the date of exercise and the exercise price set forth in the option agreement between the issuing corporation and the employee. The issuing corporation is generally entitled to a corresponding deduction in the same amount and in the same year in which the participant recognizes such income.

         When a participant sells the stock acquired through an NQSO, the participant recognizes capital gain equal to the difference between the sales price and the fair market value of the stock as of the date of exercise. If the participant holds the stock for more than one (1) year following the exercise of the option, the gain or loss is treated as a long-term capital gain or loss.

Under the non-employee director option grant feature of the plan, non-employee directors are granted 5,000 shares as of the third business day following our release of fiscal year end earnings information. These annual grant options are fully vested when granted. Additionally, non-employee directors are entitled to a 10,000 share grant upon first becoming a board member and on the third anniversary and each third anniversary thereafter. These anniversary grants vest over a four year period beginning on the date of grant.

Stock Appreciation Rights (SAR) --

         A SAR is the right granted to a participant to receive the appreciation in the value of a share of common stock over a certain period of time. Under the Incentive Plan, we may pay that amount in cash, or in common stock, or in a combination of both.

         If a participant receives the appreciation inherent in the SARs in cash, the cash is compensation income, taxable to the participant. If the participant receives the appreciation in the form of common stock, the stock received is taxable to the participant to the extent of its fair market value. An issuer of a SAR generally receives a deduction in the amount equal to the amount that is taxable to the participant in the year in which the participant recognizes taxable income with respect to the SAR.

Performance Shares--

         Under the Incentive Plan, the board or administering committee may grant performance share unit. Typically, each performance share unit will be deemed to be the equivalent of one share of common stock. An award of performance shares does not entitle a participant to any ownership, dividend, voting or other rights of a shareholder until distribution is made in the form of shares of stock, if the award is paid in stock. The value of the participant's performance share units is generally measured by the fair market value of an equivalent number of shares of the common stock. at the end of the performance period, if the participant has satisfied certain performance criteria established by the board or administering committee, the participant will be entitled to payment in accordance with the terms of the award. The award may be payable in either cash, common stock or a combination of both.

         A participant who has been granted a performance share award of this kind does not realize taxable income at the time of grant and the issuing corporation is not entitled to a deduction at that time. However, the participant will recognize income in the year the award is paid equal to the amount of cash and the fair market value of the common stock issued to the participant. The issuing corporation generally is entitled to a corresponding deduction.

Restricted Stock Awards--

         Under the Restricted Stock feature of the Incentive Plan, a participant may be granted a specified number of shares of the common stock. However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the participant violates any of the restrictions during the period specified by the board or administering committee or the performance standards fail to be satisfied, the stock is forfeited.

         In the year in which the applicable restrictions lapse or the applicable performance standard is satisfied, Section 83 of the Code requires a participant to include in taxable income the excess of the fair market value of restricted stock received over the amount, if any, paid for the restricted stock. The issuer of restricted stock generally is entitled to a corresponding deduction at the same time, provided that it satisfies applicable withholding tax liabilities.

         Instead of postponing the tax consequences of a Restricted Stock award until the applicable restrictions lapse or until the applicable performance standard is satisfied, a participant may elect to include the fair market value of the stock in income in the year of the award by filing an appropriate election with the IRS within 30 days of the date of the award agreement. This election is made under Section 83(b) of the Code.

Section 162(m)--

         Section 162(m) of the Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest paid employees of the corporation.

         Performance-based compensation is outside the scope of the $1 million limitation and, hence, generally can be deducted by a publicly-held corporation without regard to amount, provided that, among other requirements, such compensation is approved by stockholders. Among the items of performance-based compensation that can be deducted without regard to amount (assuming stockholder approval and other applicable requirements are satisfied) is compensation associated with the exercise price of a stock option so long as the option has an exercise price equal to or greater than the fair market value of the underlying stock at the time of the option grant. Generally, options granted under the Incentive Plan have an exercise price at least equal to the fair market value of the underlying stock on the date of grant. However, the Committee can, in the exercise of its discretion, grant options with an exercise price at less or more than fair market value on the date of grant.

Other--

         Of the total shares of Common Stock available for awards under the Incentive Plan, no more than 300,000 shares may be awarded over the term of the Incentive Plan to any participant, either as awards of ISOs, NQSOs, SARs, performance shares, restricted stock and dividend equivalent rights.

         Except to the extent necessary to comply with any applicable law, regulation, or stock exchange or automated quotation system rule, the board may amend or terminate the Incentive Plan without further shareholder approval.

INFORMATION CONCERNING DIRECTORS, NOMINEES AND OFFICERS

         Information concerning the names, ages, terms, positions with the Company and business experience of the Company's current directors, director nominees and executive officers is set forth below. The Board of Directors currently consists of 6 persons, although Roger Ferguson has indicated that he intends to resign upon conclusion of the Annual Meeting, at which time the Board of Directors will be reduced to 5 members.

                                                                                                    TERM
NAME                                AGE            POSITION                                        EXPIRES
----                                ---            --------                                        -------
Vincent C. Hren                      50            President, Chief Executive                      2002
                                                   Officer and Director

Kent C. Mueller(1)(2)                59            Chairman of the Board and                       2001
                                                   Director

Roger C. Ferguson (1)(2)             56            Director                                        2002

Steven G. Mihaylo (2)                56            Director                                        2001

William C. Turner (1)(2)             70            Director                                        2000

Dianne C. Walker (1)(2)              43            Director                                        2000

James E. Boren                       54            Vice President, Sales                            ---

David R. Coffin                      46            Vice President, General Manager
                                                   Test & Measurement                               ---

William R. Crowell                   40            Chief Financial Officer,
                                                   Treasurer & Secretary                            ---

Dr. Klaus M. Romanek                 50            Vice President & Managing
                                                   Director, European Operations                    ---

--------------------
(1)      Member of the Compensation Committee.
(2)      Member of the Audit Committee.

         VINCENT C. HREN has served as our President and Chief Executive Officer since January 1999 and has been a member of our Board of Directors since May 1999. Mr. Hren was previously the President and Chief Executive Officer of Three-Five Systems, Inc., a publicly-traded designer and manufacturer of interface devices for operational control and informational display functions used in the products of original equipment manufacturers. Mr. Hren joined Three-Five Systems in 1996, was promoted to Chief Operating Officer, and became President and Chief Executive Officer on July 1, 1998. He served as Vice President and General Manager at Graco, Inc. from 1994 to 1996. Mr. Hren held various management positions at Emerson Electric from 1973 to 1994.

         KENT C. MUELLER has served as Chairman of our Board of Directors since January 1999 and as a member of our Board of Directors since December 1997. Mr. Mueller has served as President and Chief Executive Officer of Kent Mueller Ventures, a high technology oriented investment fund, since March 1996. Mr. Mueller founded Mastersoft, Inc., a computer software developer, in August 1986 and served as its President and Chief Executive Officer until it was acquired by Adobe Systems, Inc. in October, 1995. Mr. Mueller has held senior executive positions with Capex/Computer Associates, Intel Corporation and Ampex Corporation. Mr. Mueller has served as Chairman and director of XANTEL Corporation, as a director of Quality Care Solutions, Inc. and as a director of CoreData. Mr. Mueller is a trustee and member of the executive committee of Westminster College in Fulton, Missouri, and is a founder of the Arizona Software Association. He was named Inc. magazine Arizona High Tech Entrepreneur of the Year in 1994.

         ROGER C. FERGUSON has been a member of our Board of Directors since September 1993. He served as our Chairman of the Board from March 1994 to March 1997. Mr. Ferguson is a Managing Principal with Vencraft in Woodside, California, an investment company. He served as President and Chief Executive Officer of Datatools, Inc., a software tools manufacturer, from August 1993 until the Company was sold in 1997. Mr. Ferguson served as Chief Operating Officer of Network General, a publicly-traded manufacturer of local area network diagnostic products, from 1987 to 1993.

         STEVEN G. MIHAYLO has been a member of our Board of Directors since August 1994. Mr. Mihaylo has served as Chief Executive Officer of Inter-Tel, Inc., a publicly-traded company that designs, manufactures and services digital and analog telephone systems and voice processing systems, and provides long distance services, since 1969. Mr. Mihaylo has also served as a director of MicroAge, Inc., a publicly-traded distributor of information technology products and services, since 1988.

         WILLIAM C. TURNER has been a member of our Board of Directors since February 1995. Mr. Turner is currently the Chairman of the Board and Chief Executive Officer of Argyle Atlantic Corporation, an international merchant banking and management consulting firm; a director of the Goodyear Tire & Rubber Company; a director of Rural/Metro Corporation; a trustee and executive committee member of the United States Council for International Business; and a Trustee and past Chairman of the American Graduate School of International Management (Thunderbird). Mr. Turner is also a former United States Ambassador and permanent representative to the Organization for Economic Cooperation and Development.

         DIANNE C. WALKER has been a member of our Board of Directors since January 1994. Ms. Walker is an independent consultant on electric utility mergers and acquisitions and asset purchase transactions. Ms. Walker served as an electric energy consultant for Bear Stearns and Kidder Peabody from January 1990 through December 1994. Ms. Walker served as Assistant Vice President of Pacific Telecom, Inc.'s Venture

Capital Portfolio from January 1983 through October 1989. Pacific Telecom is an independent telephone company and subsidiary of PacifiCorp where Ms. Walker served as a Director of Mergers and Acquisitions from May 1987 to October 1989. Ms. Walker currently is on the Board of Directors of Comdial Corporation, a publicly-traded telephone equipment manufacturer. Ms. Walker also serves on the Board of Directors of Microage, Inc. and Arizona Public Service, a utility company.

         JAMES E. BOREN has served as our Vice President, Sales since May 1999. Mr. Boren was a management consultant to the industrial distribution industry from June 1998 through April 1999. Mr. Boren served as President and General Manager of Southeast Asia Operations for Graco, Inc. from January 1997 through June 1998, after serving as General Manager of Graco Industrial Equipment Division from January 1995 through December 1996 and Director of North American sales from January 1992 through December 1994. Mr. Boren has spent 30 years in various executive sales and marketing management positions in the industrial equipment industry.

         DAVID R. COFFIN has served as our Vice President, General Manager Network Test & Measurement since May 1999 and as our Vice President, Research & Development from July 1997 through April 1999. Mr. Coffin joined Microtest in 1996 as Vice President of the Network Connectivity Division. Mr. Coffin served as President and Chief Executive Officer for Irys Networking Corporation, a microcomputer networking technology development firm, from 1991 to 1995. He was Director of Networked Micro Systems for Group Bull from 1987 to 1990 and served in various management positions for Intel Corporation from 1982 to 1986. Mr. Coffin is on the Arizona Software Association's Board of Directors and has authored a number of technical articles and research papers.

         WILLIAM R. CROWELL has served as our Chief Financial Officer since February 2000. Mr. Crowell served as Senior Vice President, Finance and Acquisitions for Rural/Metro Corporation, a publicly-traded health and safety services company, from July 1997 until February 2000. Mr. Crowell served in various executive positions with Rural/Metro from July 1992 through June 1997, including Vice President, Financial Services from January 1993 through June 1997. Mr. Crowell is a certified public accountant.

         DR. KLAUS ROMANEK has served as our Vice President and Managing Director, European Operations and as a member of the Board of Directors of Microtest GmbH, Microtest Europe Limited and H+H Zentrum fuer Rechnerkommunikation GmbH since October 1997. Dr. Romanek worked for six years at Wavetek, where he served as Vice President and General Manager of the Munich-based Sales and Marketing Operation and later for the Wireless Division in Germany. He also served on the Board of Directors for Wavetek's Austrian Division. Dr. Romanek also served in various marketing functions for Kontron Elektronik GmbH, a subsidiary of Hofmann LaRoche, and BMW. During that time, he served as a member of the Board of Directors for Createc GmbH, a wholly owned subsidiary of Kontron. Dr. Romanek holds a Master's Degree and Ph.D. in Physics from the University of Stuttgart, Germany, where he specialized in semiconductor and laser physics.

              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the year ended December 31, 1999, our board of directors met or acted by written consent on eleven occasions. Each of our directors attended more than 75% of the meetings of the board of directors and the meetings held by committees of the board on which such director served.

         COMPENSATION COMMITTEE: The Compensation Committee of the board of directors, which met or acted by written consent five times during 1999, reviews all aspects of compensation of our officers and determines or makes recommendations on such matters to the full board of directors. The report of the Compensation Committee for 1999 is set forth below.

         AUDIT COMMITTEE: The Audit Committee, which met four times during 1999, represents the board of directors in evaluating the quality of our financial reporting process and internal financial controls through consultations with the independent auditors, internal management and the board of directors.

         OTHER COMMITTEES: We do not maintain a standing nominating committee or other committees performing similar functions.


                              DIRECTOR COMPENSATION

         During 1999, we paid each non-employee director an $8,000 annual retainer for their service as a board member plus a $2,000 annual retainer for each committee membership. In addition, non-employee directors received $1,500 per board meeting attended, $1,000 per committee meeting attended, and $750 per telephonic board or committee meeting attended.

         Non-employee directors are also granted stock options under the 1998 Director Compensation Plan. The 1998 Director Compensation Plan entitles non-employee directors to two types of option grants. The first type is the annual option grant under which the non-employee director were granted an option to purchase 1,000 shares in 1998, and 5,000 shares annually thereafter, of our common stock on the third business day following the public release of our fiscal year-end earnings information. These annual option grants are immediately exercisable and the exercise price is equal to the fair market value of the per share price of our common stock on the date of grant.

         The second type of option grant is the anniversary option grant under which the non-employee director is granted an option to purchase 10,000 shares of our common stock upon first being elected or appointed to the board and thereafter on the third business day following the public release of our fiscal or quarterly earnings information immediately following the third anniversary of the non-employee director's election or appointment to the board and each successive third year anniversary thereafter. Twenty-five percent of the anniversary option grants is immediately exercisable and 25% vests over each of the next three years. In the event of a "Change of Control", as defined in the 1998 Director Compensation Plan, all stock options become exercisable. The exercise price of the anniversary option grants is equal to the fair market value of the per share price of our common stock on the date of grant.

         If a director granted options under the 1998 Director Compensation Plan ceases to be a director for any reason the director will forfeit their unvested options. Vested but unexercised options are exercisable for one year after ceasing to be a director.

         The 1998 Director Compensation Plan will be terminated upon approval of the proposal No. 2, and future option grants to our non-employee directors will be made under the amended Long-Term Incentive Plan. See "Approval of Amended and Restated Microtest, Inc. Long-Term Incentive Plan."

                             EXECUTIVE COMPENSATION

         The following table sets forth the total compensation for services rendered in all capacities to Microtest for the fiscal years ended December 31, 1999, 1998 and 1997, by our Chief Executive Officer, and our most highly compensated executive officers who were in office at December 31, 1999 and one executive officer who was no longer with us at December 31, 1999 whose aggregate cash compensation exceeded $100,000 (collectively, "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                       LONG-TERM
                                           ANNUAL COMPENSATION                                    COMPENSATION AWARDS
                                           -------------------                                    -------------------

                                                                               OTHER          SECURITIES
NAME AND                                                                       ANNUAL         UNDERLYING            ALL
PRINCIPAL POSITION                                                         COMPENSATION         STOCK              OTHER
AT YEAR-END                        YEAR       SALARY          BONUS           ($) (1)         OPTIONS(#)      COMPENSATION(2)
-----------                        ----       ------          -----           -------         ----------      ---------------
Vincent C. Hren, President  &      1999      $235,577       $117,805(3)         --             200,000            $ 2,428
Chief Executive Officer

James E. Boren,                    1999      $ 85,577       $ 31,250            --              50,000            $   938
Vice President, Sales (4)

David R. Coffin,                   1999      $156,885       $ 40,000            --              20,000            $ 2,353
Vice President, Network Test       1998      $132,077       $  5,020            --              30,000            $17,670(5)
and Measurement                    1997      $125,000       $ 14,467            --              25,000            $16,945(5)

Klaus Romanek, Vice President &    1999      $138,750       $ 63,166            --                --                --
Managing Director, European        1998      $127,988       $  4,823            --                --                --
Operations                         1997      $ 31,395          --               --              75,000              --

Daniel J. Predovic, Former         1999      $114,980          --               --              50,000            $ 1,641
Chief Financial Officer (6)

Richard G. Meise, Former Chief     1999      $131,634(8)       --               --               5,000              --
Executive Officer (7)              1998      $235,000       $  9,757            --              25,000            $61,558(5)
                                   1997      $235,000          --               --                --              $61,433(5)

-----------------

(1) Other annual compensation did not exceed the lesser of $50,000 or 10% of the total salary and bonus for any of the Named Executive Officers except as noted.

(2) Unless otherwise indicated, consists of Company-matching contributions to our 401(k) plan.

(3) We paid Mr. Hren $67,805 in connection with his January 1999 employment as substitution for the loss of incentive compensation at his prior place of employment. We paid Mr. Hren $50,000 incentive compensation in December 1999.

(4)      Mr. Boren joined us in May 1999.

(5) Includes split dollar insurance premium value of $15,170 in each 1998 and 1997 for Mr. Coffin and $59,058 in each 1998 and 1997 for Mr. Miese (represents the present value of the interest projected to accrue for employee's benefit on then current year's insurance premium paid by Microtest). We did not provide split-dollar life insurance after 1998.

(6) Mr. Predovic was Chief Financial Officer from March 1999 until his death in November 1999.

(7)      Mr. Meise retired from Microtest January 17, 1999.

(8) Includes $100,000 paid to Mr. Meise in connection with a consulting services arrangement with us. See discussion at "Executive Compensation
         - Employment Agreements."

         Except as otherwise noted, the following table sets forth information with respect to the grants of stock options during the fiscal year ended December 31, 1999, to the Named Executive Officers.

                           OPTION GRANTS IN LAST FISCAL YEAR

                                        Individual Grants
                          ------------------------------------------------------------     Potential Realizable
                                          % of Total                                     Value at Assumed Annual
                           Number of        Options                                        Rates of Stock Price
                           Securities     Granted to                                     Appreciation for Option
                           Underlying    Employees in     Exercise or                            Term (2)
                            Options         Fiscal       Base Price (per    Expiration
         Name             Granted (#)        Year          share) (1)          Date        5% ($)       10% ($)
         ----             -----------    ------------    ---------------    ----------    --------      --------
Vincent C. Hren                 200,000       36%           $2.93750          2009        $369,476      $936,324
James E. Boren                   50,000       9%            $2.18800          2009        $275,204      $697,422
David R. Coffin                  20,000       4%            $2.62500          2009        $330,170      $836,715
Klaus Romanek                        --       --               --              --            --            --
Daniel J. Predovic               50,000       9%            $2.28125          2009        $286,933      $727,145
Richard G. Meise                  5,000       1%            $2.56300          2009        $322,371      $816,952


(1) All options were granted at the fair market value (the closing price of the common stock on the NASDAQ National Market) on the date of grant. The exercise price and tax withholding obligations related to an exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(2) Gains are reported net of option exercise price, but before taxes associated with exercise. These amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the option-holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.

         The following table sets forth information with respect to the exercise and value of stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1999.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                             YEAR-END OPTION VALUES




                                                      NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                            # SHARES                   UNEXERCISED OPTIONS AT FISCAL     IN-THE-MONEY OPTIONS AT FISCAL
                            ACQUIRED                            YEAR-END (#)                     YEAR-END ($)(2)
                               ON         VALUE       -------------------------------    ------------------------------
         NAME               EXERCISE     REALIZED     EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
-------------------------   --------     --------     -----------     -------------      -----------     -------------
                                            (1)
Vincent C. Hren                --            --            --             200,000             --           $1,212,500
James E. Boren                 --            --            --              50,000             --            $ 340,600
David R. Coffin                --            --          38,870            87,488          $ 50,104         $ 350,487
Klaus Romanek                  --            --          37,500            37,500          $126,562         $ 126,562
Daniel J. Predovic             --            --            --              50,000             --            $ 335,938
Richard G. Meise            100,000       $532,296       95,167             --             $370,311            --

(1) Calculated based on the market price at exercise multiplied by the number of options exercised less the total exercise price of the options exercised.

(2) Calculated based on $9.00, which was the closing price of the Common Stock as quoted on the Nasdaq National Market on December 31, 1999 multiplied by the number of applicable shares in-the-money less the total exercise price.

                              EMPLOYMENT AGREEMENTS

         On January 7, 1999, we entered into an agreement with Mr. Meise, our former Chairman and Chief Executive Officer. Under the agreement, Mr. Meise will be a consultant to the company and will be paid an annual fee of $100,000 through December 22, 2000. Mr. Meise will also receive medical insurance benefits equivalent to executive staff through February 2001. The exercise period for Mr. Meise's vested options was also extended through February 28, 2001. We agreed to provide Mr. Meise the use of his current company laptop and cellular phone, and to reimburse him for company-related expenses, through January 1, 2001. The Agreement prohibits Mr. Meise from competing with us for one-year after his term as a consultant and as a director.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee (the "Committee") is composed entirely of independent, non-employee members of our board of directors. The Committee reviews and approves each of the elements of the executive compensation program and periodically assesses the effectiveness and competitiveness of the program in total. In addition, the Committee administers the key provisions of the executive compensation program and reviews with the board of directors the compensation program for our executives. The Committee has furnished the following report on executive compensation.

OVERVIEW AND PHILOSOPHY

         Our executive compensation program is primarily comprised of base salary, management incentive program and equity-based incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical and retirement plans, generally available to all employees.

         We believe that the interests of executive officers should be directly aligned with those of the stockholders. Our philosophy is to pay base salaries to executives that enable us to attract, motivate and retain highly qualified executives. The management incentive program is designed to reward for performance and is based primarily on financial results. Stock option grants are intended to result in no reward if the stock price does not appreciate, but may provide substantial rewards to executives as shareholders benefit from stock price appreciation.

BASE SALARY

         Each executive officer receives a base salary which, when aggregated with their maximum incentive compensation, is intended to be competitive with similarly situated executives in the similar industry positions. In determining salaries, we also take into account individual experience and performance and our specific needs. We believe executive officer base salaries are properly aligned with other similar positions at companies comparable to Microtest.

MANAGEMENT INCENTIVE PROGRAM

         In addition to a base salary, executive officers are eligible to participate in our Management Incentive Program. At the beginning of each year, we establish a targeted maximum incentive pay for each executive and establish performance criteria for the executive to achieve incentive compensation. The amount of the targeted incentive compensation and the performance criteria vary with the position and role of the executive, although all potential pay-outs are significantly tied to our financial performance. Selected bonuses were earned in 1999.

EQUITY-BASED INCENTIVES

         We believe that it is important for our executive officers to have an equity stake in Microtest. We make stock option grants to key executives from time to time. In awarding stock option grants, we review the level of grants to executives at other technology companies, the awards granted to our other executives and the individual officer's specific role at Microtest.

         During February 2000, we hired William R. Crowell as our Chief Financial Officer, Treasurer and Secretary. Mr. Crowell was granted options to acquire shares of our common stock as a significant inducement for him to join the Company. Accordingly, these stock options were not granted under a plan previously approved by our shareholders. If, as a result of substantial appreciation in our stock and the exercise of substantial stock option holdings, Mr. Crowell's compensation were to exceed $1 million in one year excess compensation may not be deductible. The compensation element of stock options generally does not, however, result in a charge to earnings on our financial statements.

OTHER BENEFITS

         Executive officers are eligible to participate in benefit programs designed for all full-time employees. These programs include medical, disability and life insurance, employee stock purchase plan and a qualified retirement program allowed under Section 401(k) of the Internal Revenue Code, as amended.

INTERNAL REVENUE CODE - SECTION 162(m)

         In 1994, the Internal Revenue Code was amended to add a limitation on the tax deduction a publicly-held company may take on compensation aggregating more than $1 million for selected executives in any given year. The law and related regulations are subject to numerous qualifications and exceptions. Gains realized on non-qualified stock options, or incentive stock options that are subject to a "disqualifying disposition," are subject to the tax limitation unless they meet certain requirements. To date, we have not been subject to the deductibility limitation and our general policy is to structure our equity-based compensation to comply with the exception to the limitation. However, in order to provide our executives with adequate compensation in connection with their hiring, we have not structured selected equity compensation arrangements consistent with these exceptions. As a consequence, some compensation paid to our executives may be subject to the Section 162(m) limitation.

CHIEF EXECUTIVE OFFICER COMPENSATION

         We use the same factors discussed above in determining compensation decisions regarding the Chief Executive Officer. During the year ended December 31, 1999, Mr. Hren annual base compensation was $250,000. He received additional compensation of $117,805; representing $67,805 as incentive to become our Chief Executive Officer and $50,000 as incentive compensation related to his performance during 1999. See the table under "Executive Compensation -- Option Grants in Last Fiscal Year" for information regarding options granted to Mr. Hren in 1999.

         This report is made by Dianne C. Walker, Roger C. Ferguson, William C. Turner and Kent C. Mueller who served on our Compensation Committee during 1999.

     DIANNE C. WALKER, ROGER C. FERGUSON, WILLIAM C. TURNER, KENT C. MUELLER

                          STOCK PRICE PERFORMANCE GRAPH

         The graph below compares our cumulative total return with the Standard & Poor's (S&P) 500 Stock Index and the H & Q Technology Index from December 31, 1994 to December 31, 1999. The graph assumes that $100 was invested on December 31, 1994, and that any dividends were reinvested.

                        MICROTEST, INC. STOCK PERFORMANCE

                                 Nasdaq Stk Mkt
Date               MTST                US Index            H&Q Tech Index
----           ------------        -------------           --------------
                        100                  100                    100
1995            90.52632317          108.6773266            111.2563602
                93.68421545          124.1355885            137.723372
                83.15790786          138.7759668            158.6973319
                42.1052771           139.9183986            146.2956848

1996            29.47369241          146.470517             149.6176508
                33.15790007          157.5908129            158.8628088
                37.82896026          163.1629957            172.1670794
                41.05263855          171.6886214            183.6789468

1997            18.94737314          162.4687972            179.3293175
                16.84211162          191.7748218            209.2267625
                23.4210597           224.1728191            258.7580289
                19.47368852          208.8342341            213.5800377

1998            19.60526833          244.1193534            257.0409478
                19.21053277          251.9735072            266.1463993
                14.7368462           225.2566778            243.5509819
                11.57895003          291.5966442            329.0278423

1999            10.00000389          327.3312364            361.5062949
                10.00000389          357.2158631            423.4244588
                15.26316158          365.2002825            453.7851892
                37.89474627          541.1604975            730.4968324

2000            51.31581766          608.7823551            883.3794395


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

         We believe that during the preceding fiscal year all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

         The following table sets forth, as of April 1, 2000, the number and percentage of outstanding shares of common stock beneficially owned by each person known by us to beneficially own more than 5% of such stock and by each director and Named Executive Officer and by all directors and Named Executive Officers as a group.

                                                                       SHARES ISSUABLE UPON
                                                                        EXERCISE OF OPTIONS
                                                                            EXERCISABLE             PERCENT
    NAME AND ADDRESS                            SHARES BENEFICIALLY    CURRENTLY OR WITHIN       BENEFICIALLY
  OF BENEFICIAL OWNER(1)                              OWNED(1)                60 DAYS               OWNED
------------------------                        -------------------    -------------------       ------------
Vincent C. Hren                                        81,667                 66,667                 *

Kent C. Mueller                                        90,833                 25,883               1.0%

Roger C. Ferguson                                      63,500                 45,500                 *

Steven G. Mihaylo                                      47,600                 42,600                 *

William C. Turner                                      52,158                 42,158                 *

Dianne C. Walker                                       55,200                 49,800                 *

James E. Boren                                         15,700                 12,500                 *

David R. Coffin                                        58,114                 58,114                 *

Klaus Romanek                                          49,887                 37,500                 *

Daniel J. Predovic                                       --                     --                   *

Richard G. Meise                                       5,000                   5,000                 *

Dimensional Fund Advisors Inc. (2)                    531,000                   --                 8.7%

All directors and Named Officers as a group
(11 persons) (3)                                      519,659                                      5.7%

-----------------

* Represents less than 1% of our outstanding common stock.

(1) To our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes hereunder. The address of Ms. Walker, and Messrs. Hren, Mueller, Ferguson, Mihaylo, Turner, Boren, Coffin, Romanek, Predovic and Meise is c/o Microtest, Inc., 4747 North 22nd Street, Phoenix, Arizona 85016.

(2) Represents 531,000 shares of common stock beneficially owned by Dimensional Fund Advisors ("DFA"), a registered investment advisor. DFA has sole voting and dispositive power with respect to 531,000 shares. The address of DFA is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Beneficial ownership information is based upon a Schedule 13G dated February 11, 2000 filed with the Securities and Exchange Commission. We make no representation as to the accuracy or completeness of the information reported.

(3)      Includes all shares included in note (1) above.


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

         We believe all transactions entered into with affiliates are at arm's length and on terms equivalent or similar to terms under which we would conduct business with unaffiliated third parties.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         The principal independent public accounting firm utilized during the fiscal year ended December 31, 1999, was Deloitte & Touche LLP, independent certified public accountants (the "Auditors"). It is presently contemplated that the Auditors will be retained as the principal accounting firm to be utilized during the current fiscal year. A representative of the Auditors will attend the Annual Meeting for the purpose of responding to appropriate questions and will be afforded an opportunity to make a statement if the Auditors so desire.

                              SHAREHOLDER PROPOSALS

         The board of directors will consider proposals from shareholders for nominations to the class of directors whose terms expire at the 2001 Annual Meeting of Shareholders that are made in writing to our Secretary, are received at least 90 days prior to the 2001 Annual Meeting and contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications, as more fully provided in our certificate of incorporation and bylaws. Proposals of shareholders as to other matters intended to be presented at the 2001 Annual Meeting must be received by us by December 15, 2000, for inclusion in our proxy materials relating to such Meeting.

                                  OTHER MATTERS

         The board of directors does not intend to present at the Annual Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties.

Dated:  April 10, 2000

                                   APPENDIX A

                                 MICROTEST, INC.
                            LONG-TERM INCENTIVE PLAN
                    AMENDED AND RESTATED AS OF MARCH 28, 2000

         ARTICLE 1 PURPOSE

         1.1 GENERAL. The purpose of the Microtest, Inc. Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of Microtest, Inc. (the "Company") by linking the personal interests of its non-employee directors, employees, consultants and advisors to those of Company shareholders and by providing such individuals with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of non-employee directors, employees, consultants and advisors upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected non-employee directors, employees, consultants and advisors of the Company and any Subsidiary.

         ARTICLE 2 EFFECTIVE DATE

         2.1 EFFECTIVE DATE. The Plan was originally effective as of March 14, 1995 (the "Effective Date"). The Plan, as amended and restated, is effective as of March 28, 2000 (the "Restated Effective Date"). Within one year after the Restated Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the shareholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of the Delaware Corporation Law and the Company's Bylaws and Articles of Incorporation. If the shareholders fail to approve the Plan, any Award made after the Effective Date shall be automatically canceled without any further act.

         ARTICLE 3 DEFINITIONS AND CONSTRUCTION.

         3.1 DEFINITIONS. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 2.1 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

                  (a) "Anniversary Grant Date" means the date of the initial election or appointment of a Nonemployee Director to the Board and, thereafter, the third business day following the public release of the Company's fiscal or quarterly earnings information immediately following the third anniversary of the Nonemployee Director's initial election or appointment and each successive third year anniversary thereafter.

                  (b) "Annual Grant Date" means the third business day following the public release of the Company's fiscal year-end earnings information.

                  (c) "Award" means any Option, Director Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, or Dividend Equivalent Award or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

                  (d) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

                  (e) "Board" means the Board of Directors of the Company.

                  (f) "Cause" means (except as otherwise provided in on Option Agreement) if the Board, in its reasonable and good faith discretion, determines that the employee, consultant or advisor (i) has developed or pursued interests substantially adverse to the Company, (ii) materially breached any employment, engagement or confidentiality agreement or otherwise failed to satisfactorily discharge his or her duties, (iii) has not devoted all or substantially all of his or her business time, effort and attention to the affairs of the Company (or such lesser amount as has been agreed to in writing by the Company), (iv) is convicted of a felony involving moral turpitude, or (v) has engaged in activities or omissions that are detrimental to the well-being of the Company.

                  (g) "Change of Control" means and includes each of the following (except as otherwise provided in an Option Agreement):

                           (1) there shall be consummated any consolidation or
                  merger of the Company in which the Company is not the continuing or surviving entity, or pursuant to which Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Company's Stock immediately prior to the merger have the same proportionate ownership of beneficial interest of common stock or other voting securities of the surviving entity immediately after the merger

                           (2) there shall be consummated any sale, lease,
                  exchange or other transfer (in one transaction or a series of related transactions) of assets or earning power aggregating more than 40% of the assets or earning power of the Company and its subsidiaries (taken as a whole);

                           (3) the shareholders of the Company shall approve any
                  plan or proposal for liquidation or dissolution of the Company;

                           (4) any person (as such term is used in Section 13(d)
                  and 14(d)(2) of the Exchange Act), other than any employee benefit plan of the

                  Company or any subsidiary of the Company or any entity holding shares of capital stock of the Company for or pursuant to the terms of any such employee benefit plan in its role as an agent or trustee for such plan, shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange
                  Act) of 20% or more of the Company's outstanding Stock or any beneficial owner of 20% or more of the Company's outstanding Stock as of the Effective Date of the Plan shall become the beneficial owner of 50% or more of the Company's outstanding Stock; or

                           (5) during any period of two consecutive years,
                  individuals who at the beginning of such period shall fail to constitute a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

                  (h) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  (i) "Committee" means the committee of the Board described in
Article 4.

                  (j) "Covered Employee" means an Employee who is a "covered employee" within the meaning of Section 162(m) of the Code.

                  (k) "Director Option" means an Option granted to a Non-Employee Director under Section 12.

                  (l) "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant's condition.

                  (m) "Dividend Equivalent" means a right granted to a Participant under Article 11.

                  (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (o) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property as determined by the Board in its discretion, under one of the following methods:
(i) the average of the closing bid and asked prices for the Stock as reported on any national securities exchange on which the Stock is then listed (which shall include the Nasdaq National Market) for that date or, if no prices are so reported for that date, such prices on the next preceding date for which closing bid and asked prices were reported; or (ii) the price as determined by such methods or procedures as may be established from time to time by the Board.

                  (p) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

                  (q) "Non-Employee Director" means a member of the Company's Board who is not a common-law employee of the Company. For purposes of Section 4.1, a Non-Employee Director means a member of the Board who qualifies as a "Non-Employee Director" as defined in Rule 16b-3(b)(3) of the Exchange Act, or any successor definition adopted by the Board.

                  (r) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

                  (s) "Option" means a right granted to a Participant under
Article 7 or Article 12 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option provided that any Option granted under Article 12 must be a Non-Qualified Stock Option.

                  (t) "Participant" means a person who, as a Non-Employee Director, employee of or consultant or advisor to the Company or any Subsidiary, has been granted an Award under the Plan.

                  (u) "Performance Share" means a right granted to a Participant under Article 9, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

                  (v) "Plan" means the Microtest, Inc. Long-Term Incentive Plan, as amended from time to time.

                  (w) "Restricted Stock Award" means Stock granted to a Participant under Article 10 that is subject to certain restrictions.

                  (x) "Stock" means the common stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to
Article 13.

                  (y) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 8 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR

                  (z) "Subsidiary" means any corporation, domestic or foreign, of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

         ARTICLE 4 ADMINISTRATION

         4.1 BOARD/COMMITTEE. The Plan shall be administered by the Board of Directors or a Committee appointed by, and which serves at the discretion of, the Board. If the Board appoints a Committee, the Committee will consist of at least two individuals, each of whom qualifies as (i) a Non-Employee Director, and (ii) an "outside director" under Code Section 162(m) and the regulations issued thereunder. Reference to the Committee will refer to the Board if the Board does not appoint a Committee.

         4.2 ACTION BY THE BOARD. A majority of the Board shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Board in lieu of a meeting shall be deemed the acts of the Board. Each member of the Board is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

         4.3 AUTHORITY OF BOARD. The Board has the exclusive power, authority and discretion to:

                  (a) Designate Participants;

                  (b) Determine the type or types of Awards to be granted to each Participant;

                  (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

                  (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Board in its sole discretion determines;

                  (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

                  (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

                  (g) Decide all other matters that must be determined in connection with an Award;

                  (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

                  (i) Make all other decisions and determinations that may be required under the Plan or as the Board deems necessary or advisable to administer the Plan.

         4.4 DECISIONS BINDING. The Board's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Board with respect to the Plan are final, binding, and conclusive on all parties.

         ARTICLE 5 SHARES SUBJECT TO THE PLAN

         5.1 NUMBER OF SHARES. Subject to adjustment provided in Section 14.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 1,200,000.

         5.2 LAPSED AWARDS. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan.

         5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

         5.4 LIMITATIONS ON AWARDS TO ANY SINGLE PARTICIPANT. Subject to adjustment provided in Section 14.1, no single Participant may receive Awards covering in the aggregate more than 300,000 shares of Stock during any fiscal year of the Company.

         ARTICLE 6 ELIGIBILITY

         6.1 GENERAL. Awards may be granted only to individuals who are Non-Employee Directors, employees of the Company or a Subsidiary or to consultants or advisors thereto, as determined by the Board. . Persons eligible to receive Director Option grants under Article 12 of the Plan include only Non-Employee Directors of the Company.

         6.2 FOREIGN PARTICIPANTS. In order to assure the viability of Awards granted to Participants employed in foreign countries, the Committee may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements, or alternative versions of the Plan as it may consider necessary or appropriate for such purposes without affecting the terms of the Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements, or alternative versions will increase the number of shares of Stock available under Section 5.1 of the Plan.

         ARTICLE 7 STOCK OPTIONS

         7.1 GENERAL. The Board is authorized to grant Options to Participants on the following terms and conditions:

                  (a) EXERCISE PRICE. The exercise price per share of Stock under an Option shall be determined by the Board.

                  (b) TIME AND CONDITIONS OF EXERCISE. The Board shall determine the time or times at which an Option may be exercised in whole or in part. The Board also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised. Unless otherwise provided in the Award Agreement, upon the Participant's termination of employment or service from the Company or a Subsidiary for Cause, the Option shall lapse as of the date of such termination.

                  (c) PAYMENT. The Board shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, promissory note, shares of Stock, or other property (including broker assisted arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants.

                  (d) EVIDENCE OF GRANT. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Board.

         7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

                  (a) EXERCISE PRICE. The exercise price per share of Stock shall be set by the Board, provided that the exercise price for any Incentive Stock Option or may not be less than the Fair Market Value as of the date of the grant.

                  (b) EXERCISE. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

                  (c) LAPSE OF OPTION. An Incentive Stock Option shall lapse under the following circumstances:

                           (1) The Incentive Stock Option shall lapse ten (10)
                  years after it is granted, unless an earlier time is set in the Award Agreement.

                           (2) The Incentive Stock Option shall lapse upon
                  termination of employment for Cause or for any other reason, other than the Participant's death or Disability, unless the Committee determines in its discretion to extend the exercise period for no more than ninety (90) days after the Participant's termination of employment.

                           (3) In the case of the Participant's termination of
                  employment due to Disability or death, the Incentive Stock Option shall lapse upon termination of employment, unless the Committee determines in its discretion to extend the exercise period of the Incentive Stock Option for no more than twelve
                  (12) months after the date the Participant terminates employment. Upon the Participant's death, any vested and otherwise exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

                  (d) INDIVIDUAL DOLLAR LIMITATION. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed One Hundred Thousand Dollars ($100,000.00).

                  (e) TEN PERCENT OWNERS. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Stock of the Company only if, at the time such Option is granted, the Option price is at least one hundred ten percent (110%) of the Fair Market Value of the Stock and such Option by its terms is not exercisable after the expiration of five (5) years from the date the Option is granted.

                  (f) EXPIRATION OF INCENTIVE STOCK OPTIONS. No Award of an Incentive Stock Option may be made pursuant to this Plan after the tenth anniversary of the Effective Date.

                  (g) RIGHT TO EXERCISE. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

                  (h) EMPLOYEES ONLY. Incentive Stock Options may be granted only to Participants who are employees of the Company or any Subsidiary.

         ARTICLE 8 STOCK APPRECIATION RIGHTS

         8.1 GRANT OF SARs. The Board is authorized to grant SARs to Participants on the following terms and conditions:

                  (a) RIGHT TO PAYMENT. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                           (1) The Fair Market Value of one share of Stock on
                  the date of exercise; over

                           (2) The grant price of the Stock Appreciation Right
                  as determined by the Board, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

                  (b) OTHER TERMS. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Board at the time of the grant of the Award and shall be reflected in the Award Agreement.

         ARTICLE 9 PERFORMANCE SHARES

         9.1 GRANT OF PERFORMANCE SHARES. The Board is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Board. The Board shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

         9.2 RIGHT TO PAYMENT. A grant of Performance Shares gives the Participant rights, valued as determined by the Board, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Board shall establish at grant or thereafter. The Board shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant, provided that the time period during which the performance goals must be met shall, in all cases, exceed six months.

                  (a) OTHER TERMS. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Board and reflected in the Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Performance Shares shall be determined by the Board at the time of the grant of the Award and shall be reflected in the Award Agreement.

         ARTICLE 10 RESTRICTED STOCK AWARDS

         10.1 GRANT OF RESTRICTED STOCK. The Board is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Board. All Awards of Restricted Stock shall be evidenced by a Restricted Stock Award Agreement.

         10.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Board may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Board determines at the time of the grant of the Award or thereafter.

         10.3 FORFEITURE. Except as otherwise determined by the Board at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Board may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Board may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

         10.4 CERTIFICATES FOR RESTRICTED STOCK. Restricted Stock granted under the Plan may be evidenced in such manner as the Board shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

         ARTICLE 11 DIVIDEND EQUIVALENTS

         11.1 GRANT OF DIVIDEND EQUIVALENTS. The Board is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Board. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Board. The Board may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

         ARTICLE 12 NON-EMPLOYEE DIRECTOR OPTION GRANTS

         12.1 ANNUAL DIRECTOR OPTION GRANTS. Subject to the limitations on the number of shares that may be awarded under this Plan, as of each Annual Grant Date, each Non-Employee Director serving as a director of the Company on that Annual Grant Date will automatically be granted a Director Option to purchase 5,000 shares of Stock. The Option granted pursuant to this Section 12.1 will be immediately vested and exercisable as of the relevant Annual Grant Date. The Board will have the discretion to increase or decrease the number shares of Stock subject to grant under this Section 12.1.

         12.2 ANNIVERSARY DIRECTOR OPTION GRANTS. Subject to the limitation on the number of shares that may be awarded under this Plan, each Nonemployee Director shall be granted an Option to purchase 10,000 shares of Stock on each Anniversary Grant Date. The Option granted pursuant to this Section 12.2 shall vest 25% on the Anniversary Grant Date, 25% on the first anniversary of the Anniversary Grant Date, 25% on the second anniversary of the Anniversary Grant Date, and the remaining 25% on the third anniversary of the Anniversary Grant Date provided, however, that a Nonemployee Director shall not be permitted to exercise any Option granted under this Section 12.2 until he owns (beneficially or otherwise) 5,000 shares of Stock other than shares of Stock subject to unexercised options under this Plan or any other Company plan. The Board will have the discretion to increase or decrease the number of shares of Stock subject to grant under this Section 12.2.

         12.3 PERIODIC DIRECTOR OPTION GRANTS. The Board shall have the authority to grant Options to Non-Employee Directors in addition to those granted under Sections 12.1 and 12.2. Options granted to Non-Employee Directors under this Section 12.3 will have terms and conditions consistent with the provisions of this Article 12 and such other terms and conditions consistent with the provisions in this Plan.

         12.4 OPTION EXERCISE PRICE. The exercise price for Director Options will be the Fair Market Value as of the relevant date of grant.

         12.5 DURATION OF OPTIONS. Unless sooner terminated, forfeited, or surrendered pursuant to a provision of this Plan, each Option granted under this
Article 12 shall expire on the tenth anniversary of its date of grant.

         12.6 TERMINATION OF DIRECTOR STATUS. If a Non-Employee Director ceases to be a director of the Company for any reason other than Cause, any vested Director Option will expire on the earlier of (i) its expiration date, or (ii) one year after the date on which his or her status as a director terminated. Leave of absence approved by the Committee will not constitute termination of status as director. If a Non-Employee Director terminates service for Cause, the Director Option will lapse as of the date of such termination. If a Non-Employee Director ceases to be a director of the Company for any reason, any nonvested Director Option will expire on the date the Non-Employee Director ceases to be a director of the Company.

         12.7 PAYMENT OF EXERCISE PRICE. The exercise price of a Director Option may be paid in cash, shares of Stock that have been held for at least six month (through actual tender or by attestation), or other property (including broker-assisted arrangements).

         ARTICLE 13 PROVISIONS APPLICABLE TO AWARDS

         13.1 STAND-ALONE, TANDEM, AND SUBSTITUTE AWARDS. Awards granted under the Plan may, in the discretion of the Board, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the

Plan. If an Award is granted in substitution for another Award, the Board may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

         13.2 EXCHANGE PROVISIONS. The Board may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 13.1), based on the terms and conditions the Board determines and communicates to the Participant at the time the offer is made.

         13.3 TERM OF AWARD. The term of each Award shall be for the period as determined by the Board, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

         13.4 FORM OF PAYMENT FOR AWARDS. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Board determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Board. The Board may also authorize payment in the exercise of an Option by net issuance or other cashless exercise methods.

         13.5 LIMITS ON TRANSFER. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided by the Committee, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution

         13.6 BENEFICIARIES. Notwithstanding Section 13.5, a Participant may, in the manner determined by the Board, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Board. If the Participant is married and resides in a jurisdiction in which community property laws apply, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Board.

         13.7 STOCK CERTIFICATES. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Board deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Board may place legends on any Stock certificate to reference restrictions applicable to the Stock.

         13.8 TENDER OFFERS. In the event of a public tender for all or any portion of the Stock, or in the event that a proposal to merge, consolidate, or otherwise combine with another company is submitted for shareholder approval, the Board may in its sole discretion declare previously granted Options to be immediately exercisable. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options.

         13.9 CHANGE OF CONTROL. A Change of Control shall, in the sole discretion of the Board:

                  (a) Cause every Award outstanding hereunder to become fully exercisable and all restrictions on outstanding Awards to lapse and allow each Participant the right to exercise Awards prior to the occurrence of the event otherwise terminating the Awards over such period as the Committee, in its sole and absolute discretion, shall determine. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in
Section 7.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options; or

                  (b) Cause every Award outstanding hereunder to terminate, provided that the surviving or resulting corporation shall tender an option or options to purchase its shares or exercise such rights on terms and conditions, as to the number of shares and rights and otherwise, which shall substantially preserve the rights and benefits of any Award then outstanding thereunder.

         ARTICLE 14 CHANGES IN CAPITAL STRUCTURE

         14.1 GENERAL. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of

Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

         ARTICLE 15 AMENDMENT, MODIFICATION AND TERMINATION

         15.1 AMENDMENT, MODIFICATION AND TERMINATION. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

         15.2 WITHHOLDING. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the Federal, state, and local taxes (including the Participant's FICA obligation and any withholding obligation imposed by any country other than the United States in which the Participant resides) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event under the Plan, Participants may elect, subject to the Board's approval, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the minimum statutory amount to be withheld for tax purposes in accordance with such procedures as the Board establishes.

         15.3 NO RIGHT TO EMPLOYMENT. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

         15.4 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

         15.5 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or By-Laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

         15.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

         15.7 EXPENSES. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

         15.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

         15.9 FRACTIONAL SHARES. No fractional shares of stock shall be issued and the Board shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

         15.10 SECURITIES LAW COMPLIANCE. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Board fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Board, and such provision or action shall be deemed to be modified so as to comply with Rule 16b-3.

         15.11 GOVERNMENT AND OTHER REGULATIONS. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended, any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under such act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

         15.12 GOVERNING LAW. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

                 PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

A.  Please mark your votes as in this example:  [X]


                       VOTE FOR NOMINEES                          Nominees:
                           LISTED              WITHHELD
                          AT RIGHT              FOR ALL

1.   ELECTION                                                  William C. Turner
     OF TWO                                                    Dianne C. Walker
     DIRECTORS           [ ]                   [ ]


WITHHELD FOR (Write that nominee's
              name in the space
              provided below)
-----------------------------
                             THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED
                             FOR THE ELECTION OF DIRECTOR NOMINEES, APPROVAL
                             OF AN INCREASE IN AUTHORIZED SHARES FOR THE
                             EMPLOYEE STOCK PURCHASE PLAN, AND AS PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
-----------------------------

                                       FOR             AGAINST        ABSTAIN
2.   Approval to amend the
     Microtest, Inc. Long-Term
     Incentive Plan                    [ ]               [ ]            [ ]



Signature(s)___________________________________________  Date ______________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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PLEASE PRESENT THIS TICKET FOR ADMISSION TO THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 30, 2000, AT 10:00 A.M., ARIZONA TIME, AT THE DOUBLETREE LA POSADA RESORT, 4949 EAST LINCOLN DRIVE, PARADISE VALLEY, ARIZONA.
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A.  Please mark your votes as in this example:  [X]


                       VOTE FOR NOMINEES                          Nominees:
                           LISTED              WITHHELD
                          AT RIGHT              FOR ALL

1.   ELECTION                                                  William C. Turner
     OF TWO                                                    Dianne C. Walker
     DIRECTORS           [ ]                   [ ]


WITHHELD FOR (Write that nominee's
              name in the space
              provided below)
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                             THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO
                             CONTRARY DIRECTION IS INDICATED, WILL BE VOTED
                             FOR THE ELECTION OF DIRECTOR NOMINEES, APPROVAL
                             OF AN INCREASE IN AUTHORIZED SHARES FOR THE
                             EMPLOYEE STOCK PURCHASE PLAN, AND AS PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.
-----------------------------

                                       FOR             AGAINST        ABSTAIN
2.   Approval to amend the
     Microtest, Inc. Long-Term
     Incentive Plan                    [ ]               [ ]            [ ]



Signature(s)___________________________________________  Date ______________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

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